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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated March 17, 1995, on our audits of the financial statements and financial statement schedule of Precision Response Corporation. We also consent to the reference to our firm under the captions "Selected Financial and Operating Data" and "Independent Public Accountants."


                                                   /s/ Gurland & Goldberg, P.A.

                                                   Gurland & Goldberg, P.A.

Hallandale, Florida
May 6, 1996